EXHIBIT 12.1

                     THE AES CORPORATION AND SUBSIDIARIES
              CALCULATIONS OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                                     THREE MONTHS
                                                                                                         ENDED
                                                                    YEAR ENDED DECEMBER 31,            MARCH 31,
                                                           ---------------------------------------- --------------
IN THOUSAND, UNAUDITED                                       1992    1993     1994    1995    1996       1997
                                                           ------- -------- ------- ------- ------- --------------
As defined:
Income from continuing operations before income taxes ...  $  65   $  89    $ 142   $ 164   $ 185   $  56
Adjustment for undistributed Income......................     (3)    (11)     (12)    (14)    (36)    (16)
Distributions from affiliates............................     --      --        6      17      16      --
Interest expense.........................................     97     125      122     122     138      42
Depreciation of previously capitalized interest .........      4       4        4       4       4       1
Net amortization of issuance costs.......................      3       3        4       5       6       2
                                                           ------- -------- ------- ------- ------- --------------
Earnings.................................................  $ 166   $ 210    $ 266   $ 298   $ 313   $  85
                                                           ======= ======== ======= ======= ======= ==============
Interest expensed and capitalized amounts (including
construction related fixed charges)......................  $ 118   $ 127    $ 124   $ 132   $ 165   $  54
Net amortization of issuance costs (including
capitalized amounts).....................................      3       3        4       5       6       2
                                                           ------- -------- ------- ------- ------- --------------
Fixed charges............................................  $ 121   $ 130    $ 128   $ 137   $ 171   $  56
                                                           ======= ======== ======= ======= ======= ==============
Ratio of earnings to fixed charges.......................   1.37x   1.62x    2.08x   2.18x   1.83x   1.52x
Pro forma................................................                                   $ 148   $  39
Income from continuing operations before income taxes ...                                     (85)    (20)
Adjustment for undistributed income......................                                      16      --
Distributions from affiliates ...........................                                     240      66
Interest expense.........................................                                       4       1
Depreciation of previously capitalized interest .........                                       6       2
                                                                                            ------- --------------
Net amortization of issuance costs.......................                                     329      88
                                                                                            ======= ==============
Earnings.................................................                                   $ 267   $  78
Interest expensed and capitalized amounts (including
construction related fixed charges)......................                                       6       2
                                                                                            ------- --------------
Net amortization of issuance costs (including
capitalized amounts).....................................                                   $ 273   $  80
                                                                                            ======= ==============
Fixed charges............................................                                    1.21x   1.10 x

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